                                                                     EXHIBIT 2.1



================================================================================

                     AGREEMENT AND PLAN OF REORGANIZATION

                                  dated as of

                               January 19, 2000

                                 by and among

                            Active Software, Inc.,

                          Igator Acquisitions Corp.,

                                 Alier, Inc.,

                                      and

                       Alex Osborne and Scott Persinger,
                          Shareholders of Alier, Inc.

================================================================================

                               TABLE OF CONTENTS

                                                                             Page
                                                                             ----
1.    Merger..............................................................      6
1.1   The Merger..........................................................      6
1.2   Closing Date; Effective Time of the Merger..........................      6
1.3   Effect of the Merger................................................      7
1.4   Articles of Incorporation; Bylaws...................................      7
1.5   Directors and Officers..............................................      7
1.6   Actions at the Closing..............................................      7
1.7   Tax Consequences....................................................      8
2.    Effect on Capital Stock.............................................      8
2.1   Capital Stock of Sub................................................      8
2.2   Cancellation of Alier Common Stock..................................      8
2.3   Conversion of Alier Common Stock....................................      8
2.4   Adjustment of Exchange Ratio........................................      9
2.5   Fractional Shares...................................................      9
2.6   Exchange of Certificates............................................      9
2.7   Alier Stock Plan....................................................     10
3.    Representations and Warranties of Alier and the Alier Shareholders..     11
3.1   Existence; Good Standing............................................     11
3.2   Power, Authorization and Validity...................................     11
3.3   Capitalization......................................................     12
3.4   Title to Alier Common Stock.........................................     12
3.5   No Violation........................................................     13
3.6   Litigation..........................................................     13
3.7   Financial Statements; Indebtedness..................................     13
3.8   Taxes...............................................................     14
3.9   No Breach or Default................................................     16
3.10  Absence of Certain Changes..........................................     16
3.11  Agreements and Commitments..........................................     17
3.12  Intellectual Property...............................................     18
3.13  Transactions with Affiliates........................................     20
3.14  Compliance with Laws; Governmental Authorizations...................     20
3.15  Employees and Contractors...........................................     20
3.16  No Brokers..........................................................     22
3.17  Full Disclosure.....................................................     22
3.18  No Reliance on Representations Regarding Forecasts..................     23
3.19  Books and Records...................................................     23
3.20  Insurance...........................................................     23
3.21  Customers...........................................................     23
3.22  Accounts Receivable.................................................     23
3.23  Title to Properties.................................................     23
3.24  Condition of Personal Property......................................     24

3.25  Environmental Matters...............................................     24
3.26  Minute Books........................................................     25
3.27  Complete Copies of All Materials....................................     25
4.    Representations and Warranties of Alier Shareholders................     25
4.1   Restricted Securities; Legend.......................................     25
4.2   Resale Restrictions.................................................     25
4.3   Share Purchase......................................................     26
5.    Representations and Warranties of Active and Sub....................     27
5.1   Existence; Good Standing............................................     27
5.2   Authority of Active and Sub.........................................     27
5.3   SEC Documents; Active Financial Statements..........................     27
5.4   No Full Disclosure..................................................     28
5.5   Investment..........................................................     28
5.6   No Brokers..........................................................     28
5.7   Valid Issuance......................................................     28
5.8   Litigation..........................................................     28
5.9   No Material Adverse Change..........................................     28
5.10  No Violation........................................................     29
6.    Covenants of Alier..................................................     29
6.1   Interim Operations..................................................     29
6.2   Breach of Representations and Warranties............................     31
6.3   Consents............................................................     31
6.4   Best Efforts........................................................     31
6.5   Tax Returns.........................................................     32
7.    Covenants of Active.................................................     32
7.1   Breach of Representations and Warranties............................     32
7.2   Consents............................................................     32
7.3   Best Efforts........................................................     32
8.    Additional Agreements...............................................     32
8.1   Access to Information...............................................     32
8.2   Legal Conditions to the Merger......................................     32
8.3   Employee Stock Options..............................................     33
8.4   Alier Employee Benefits.............................................     33
8.5   Expenses............................................................     33
8.6   Additional Agreements...............................................     33
8.7   Public Announcements................................................     33
8.8   Confidentiality.....................................................     35
8.9   FIRPTA Compliance...................................................     35
8.10  NASD and SEC Filings................................................     36
9.    Conditions Precedent................................................     36
9.1   Conditions to Each Party's Obligation to Effect the Merger..........     36
9.2   Conditions of Obligations of Active and Sub.........................     37
9.3   Conditions of Obligation of Alier...................................     38
10.   Termination, Amendment and Waiver...................................     39
10.1  Termination.........................................................     39

10.2   Effect of Termination...............................................     39
10.3   Amendment...........................................................     39
10.4   Extension; Waiver...................................................     40
11.    Indemnification; Liability..........................................     40
11.1   Survival of Representations and Warranties..........................     40
11.2   Indemnification by and Liability of the Alier Shareholders..........     40
11.3   Limitations and Expiration..........................................     40
11.4   Indemnification Procedures..........................................     41
12.    Further Acts........................................................     42
13.    Miscellaneous.......................................................     43
13.1   Assignment..........................................................     43
13.2   Governing Law.......................................................     43
13.3   Notices.............................................................     43
13.4   Expenses............................................................     44
13.5   Attorney's Fees.....................................................     44
13.6   Dispute Resolution..................................................     44
13.7   Successors and Assigns..............................................     44
13.8   Counterparts........................................................     44
13.9   Captions and Headings...............................................     44
13.10  Entire Agreement....................................................     44
13.11  Amendments..........................................................     45
13.12  Waivers.............................................................     45
13.13  Severability........................................................     45

EXHIBITS

A    Form of Agreement of Merger
B    Form of Registration Rights Agreement
C    Form of Voting Agreements
D    Form of Employment Agreements
E    Form of Gray Cary Ware & Friedenrich Legal Opinion
F    Form of Venture Law Group Legal Opinion

SCHEDULES

1         Shareholders of Alier
2.7       Optionholders of Alier
3.7       Financial Statements
3.11      Agreements
3.12(a)   Intellectual Property
3.12(c)   Employee and Others
3.14      Compliance with Laws; Governmental Authorizations
3.15(a)   Employees and Contractors
3.15(e)   Employee Benefit Plans

3.19      Books and Records
3.20      Insurance
3.22      Accounts Receivable
3.23      Title to Properties
3.24      Condition of Personal Property
9.2(c)    Schedule of Debts

                     AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of January 19, 2000 by and among, Alier, Inc., a California corporation ("Alier"), those Shareholders of Alier listed on Schedule 1 hereto (the "Alier Shareholders"), Active Software, Inc., a Delaware corporation ("Active"), and Igator Acquisitions Corp., a Delaware corporation and wholly-owned subsidiary of Active ("Sub").

                                   RECITALS
                                   --------

     A. The Boards of Directors of each of Alier, Active and Sub believe it is in the best interests of each company and their respective shareholders that Alier and Sub merge into a single company through the merger of Sub with and into Alier (the "Merger").

     B. Pursuant to such Merger, among other things, all of the issued and outstanding shares of Alier Common Stock (the "Alier Common Stock"), shall be converted into shares of Active Common Stock ("Active Common Stock") and the right to receive the Merger Consideration (as defined in Section 2.3), and all outstanding options to purchase Alier Common Stock shall be assumed by Active in the manner and on the terms set forth herein.

     C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual promises, agreements, warranties and provisions contained herein, the parties agree as follows:

     1.   Merger.
          ------

          1.1  The Merger.  At the Effective Time of the Merger (as defined in
               ----------
Section 1.2), subject to and upon the terms and conditions of this Agreement and an Agreement of Merger in the form attached hereto as Exhibit A (the "Merger
                                                      ---------
Agreement") between Alier and Sub, Alier shall be acquired by Active through a merger (the "Merger") of Sub with and into Alier in accordance with the applicable provisions of the corporate laws of the State of Delaware and the State of California. The Merger Agreement provides, among other things, the mode of effecting the Merger and the manner and basis of converting each issued and outstanding share of Alier Common Stock. The Merger Agreement shall be executed by Alier, the Alier Shareholders, Active and Sub concurrently with the execution of this Agreement.

          1.2  Closing Date; Effective Time of the Merger. Unless this Agreement
               ------------------------------------------
shall have been terminated pursuant to Section 10 hereof, the closing of the Merger (the "Closing") shall be held at the offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park, California 94025, on February 11, 2000 at 4:00 p.m., or at such other time and place as agreed in writing by the parties hereto. The date of Closing is referred to herein as the "Closing Date." Upon delivery of all closing deliverables, the parties shall cause the Merger to be consummated by causing the Merger Agreement to be filed with the Secretary of State of the State of Delaware in accordance with Delaware law and with the Secretary of State of the State of California in accordance with California law. The Merger shall become effective as of the date that such filings are completed in accordance with applicable statutory requirements (the "Effective Time of the Merger").

          1.3  Effect of the Merger.  At the Effective Time of the Merger, the
               --------------------
effect of the Merger shall be as provided pursuant to the terms and conditions of this Agreement, the Merger Agreement and the applicable provisions of Delaware law and California law. Without limiting the generality of the foregoing and subject thereto, at the Effective Time of the Merger, (i) Sub shall be merged with and into Alier, the separate corporate existence of Sub shall cease and (ii) the Merger shall have all the effects provided by Delaware law, California law, this Agreement and the Merger Agreement. Alier shall be the surviving corporation in the Merger (and after the Merger is sometimes referred to herein as the "Surviving Corporation") and the separate corporate existence of Alier, with all its purposes, objects, rights, privileges, powers, immunities and franchises, shall continue unaffected and unimpaired by the Merger.

          1.4  Articles of Incorporation; Bylaws.
               ---------------------------------

               (a) The Articles of Incorporation of Alier in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation of the Surviving Corporation unless and until amended as provided by law and by such Articles of Incorporation.

               (b) The Bylaws of Alier in effect immediately prior to the Effective Time of the Merger shall be the Bylaws of the Surviving Corporation unless and until amended or repealed as provided by applicable law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

          1.5  Directors and Officers.  The sole director of the Surviving
               ----------------------
Corporation shall be R. James Green, and the officers of Sub immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation, in each case until their successors shall have been elected and qualified or until otherwise provided by law.

          1.6  Actions at the Closing.  At the Closing, Alier, Sub and Active
               ----------------------
shall take such reasonable actions and execute and deliver such agreements and other instruments and documents as necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms, including without limitation the following:

               (a) The Alier Shareholders will deliver to Active certificates representing all issued and outstanding shares of the Alier Common Stock, duly endorsed for transfer to Active, and Alier and the Alier Shareholders shall execute and deliver all other documents required herein, including without limitation (for the Alier Shareholders) the Registration Rights Agreement attached hereto as Exhibit B (the "Registration Rights Agreement"); and
                   ---------

               (b) Active will execute and deliver Employment Agreements with each of the Alier Shareholders and Harold Lea in substantially the form attached hereto as Exhibit D (the "Employment Agreements") (the Merger Agreement,
          ---------
Registration Rights Agreement and Employment Agreements sometimes collectively referred to as the "Ancillary Agreements").

          1.7  Tax Consequences. It is intended by the parties hereto that the
               ----------------
Merger shall constitute a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and that this Agreement shall constitute a "plan of reorganization" within the meaning of the regulations thereunder.

     2.   Effect on Capital Stock.  As of the Effective Time of the Merger, by
          -----------------------
virtue of the Merger and without any action on the part of Active, Sub, Alier or the holder of any shares of Alier Common Stock:

          2.1  Capital Stock of Sub.  All issued and outstanding shares of
               --------------------
capital stock of Sub shall continue to be issued and shall be converted into 1,000 shares of Common Stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          2.2  Cancellation of Alier Common Stock.  All shares of Alier Common
               ----------------------------------
Stock that are owned directly or indirectly by Alier and any shares of Alier Common Stock that are owned by Active, Sub or any other Subsidiary of Active shall be canceled, and no stock of Active or other consideration shall be delivered in exchange therefor. In this Agreement, a "Subsidiary" of a corporation or other entity means a corporation or other entity, the voting securities of which are sufficient to elect at least a majority of the Board of Directors or other managers of such corporation or other entity and which are owned or otherwise controlled directly or indirectly by such parent corporation or other entity.

          2.3  Conversion of Alier Common Stock.  Each issued and outstanding
               --------------------------------
share of Alier Common Stock (other than shares to be canceled pursuant to Section 2.2 hereof) shall be converted, without any action on the part of the holders thereof, into the right to receive the following:

               (a) an amount of cash, without interest thereon, equal to $2,000,000 divided by the aggregate number of shares of Alier Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (the "Merger Consideration"), and

               (b) the right to receive a fraction of a share of Active Common Stock (such fraction hereinafter referred to as the "Exchange Ratio") to be calculated as follows:

               (i)  the numerator shall equal 390,875, and

               (ii) the denominator shall equal the aggregate number of shares of Alier Common Stock issued and outstanding immediately prior to the Effective Time of the

Merger, excluding shares of Alier Common Stock issuable upon exercise or conversion of all Alier Options (as defined below), warrants or other securities exercisable for or convertible into shares of Alier Common Stock.

          2.4  Adjustment of Exchange Ratio.  If, between the date of this
               ----------------------------
Agreement and the Effective Time of the Merger, the outstanding shares of Active Common Stock or Alier Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, reorganization, recapitalization, stock split, reverse split, stock dividend, combination, exchange of shares or other readjustment, the Exchange Ratio shall be correspondingly adjusted.

          2.5  Fractional Shares.  No fractional shares of Active Common Stock
               -----------------
will be issued, but in lieu thereof, each holder of shares of Alier Common Stock who would otherwise be entitled to a fraction of a share of Active Common Stock (after aggregating all fractional shares of Active Common Stock to be received by such holder) shall be entitled to receive from Active an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Active Common Stock for the thirty calendar days ending on the trading day immediately prior to the date of this Agreement, as reported on the Nasdaq National Market (the "Active Closing Price"). The parties agree that the Active Closing Price is equal to $83.7656.

          2.6  Exchange of Certificates.
               ------------------------

               (a)  Alier Certificates Delivered at the Closing. At the Closing,
                    -------------------------------------------
the Alier Shareholders shall deliver the certificates representing their shares of Alier Common Stock to be exchanged for the shares of Active Common Stock in the Merger.

               (b)  Active to Provide Common Stock and Merger Consideration.
                    -------------------------------------------------------
Within ten days following the Closing, Active shall deliver to the Alier Shareholders the certificates representing the shares of Active Common Stock issuable, and the Merger Consideration payable, pursuant to Section 2 of this Agreement and the Merger Agreement in exchange for the shares of Alier Common Stock surrendered pursuant to Section 2.6(a), and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 2.5 hereof.

               (c)  Distributions With Respect to Unexchanged Shares. No
                    ------------------------------------------------
dividends or other distribution on the Active Common Stock shall be paid to the holder of any unsurrendered certificate until the holder of record of such certificate shall surrender such certificate subject to the effect, if any, of applicable escheat and other laws. Following surrender of any such certificate, there shall be delivered to the person entitled thereto, without interest, the amount of dividends or other distributions theretofore paid with respect to the Active Common Stock so withheld as of any date subsequent to the Effective Time of the Merger and prior to such date of delivery.

               (d)  No Further Ownership Rights in Alier Common Stock. All
                    -------------------------------------------------
shares of Active Common Stock issued upon the surrender for exchange of shares of Alier Common Stock in accordance with the terms hereof (including any cash paid in respect of fractional shares thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Alier Common Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Alier Common Stock that were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.

          2.7  Alier Stock Plan.
               ----------------

               (a) All options to purchase Alier Common Stock (the "Alier Options") issued and outstanding under the Alier Stock Plan (as defined below) (whether or not exercisable, whether or not vested) under the Alier 1996 and 1997 Stock Plans, as amended (collectively, the "Alier Stock Plan"), shall remain outstanding and shall be assumed by Active following the Effective Time of the Merger. Schedule 2.7 lists as of the date of this Agreement, all holders of outstanding options under the Alier Stock Plan, including the number of shares of Alier capital stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, Alier shall deliver to Active an updated Schedule 2.7 hereto current as of such date.

               (b) At the Effective Time of the Merger, the Alier Options shall, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, be assumed by Active in accordance with this
Section 2.7. Each such Alier Option so assumed by Active under this Agreement shall continue to have, and be subject to, the same terms and conditions as were applicable to such Alier Stock Plan and/or as provided in the respective agreements governing such Alier Option immediately prior to the Effective Time of the Merger, except that (i) such Alier Option will be exercisable for that number of whole shares of Active Common Stock equal to the product of the number of shares of Alier Common Stock that were issuable upon exercise of such Alier Option immediately prior to the Effective Time of the Merger multiplied by the Option Exchange Ratio (as defined below) and rounded down to the nearest whole number of shares of Active Common Stock, and (ii) the per share exercise price for the shares of Active Common Stock issuable upon exercise of such assumed Alier Option will be equal to the quotient determined by dividing the exercise price per share of Alier Common Stock at which such Alier Option was exercisable immediately prior to the Effective Time of the Merger by the Option Exchange Ratio, rounded up to the nearest whole cent.

The "Option Exchange Ratio" shall be equal to that fraction obtained by dividing
(A) 158,277 by (B) the aggregate number of shares of Alier Common Stock issuable upon exercise or conversion of all issued and outstanding Alier Options (as defined below).

               (c) Alier has not taken, and shall not take, any action that would result in the accelerated vesting, exercisability or payment of Alier Options as a consequence of the execution of, or consummation of the transactions contemplated by, this Agreement.

               (d) As soon as practicable after the Effective Time of the Merger, Active will issue to each person who, immediately prior to the Effective Time of the Merger was a holder of a Alier Option under the Alier Stock Plan, a written document evidencing the foregoing assumption of such option by Active.

     3.   Representations and Warranties of Alier and the Alier Shareholders.
          ------------------------------------------------------------------
When used in this Section 3, the term "Material Adverse Effect" means any change or effect that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Alier, if any, taken as a whole (with respect to references to Alier), and of Active, if any, taken as a whole (with respect to references to Active).

Except as described or disclosed in the disclosure schedules (the "Disclosure Schedules") delivered to Active and Sub and dated the date hereof, Alier and each Alier Shareholder severally represents and warrants to Active and Sub as follows.

          3.1  Existence; Good Standing.  Alier is a corporation duly
               ------------------------
incorporated, validly existing and in good standing under the laws of the State of California. Alier does not own or lease real or personal property, maintain offices or have any employees, contractors or consultants in any jurisdiction outside of California or is otherwise qualified to do business in such other jurisdiction(s), except where the failure to qualify would not have a Material Adverse Effect.. Alier neither has any Subsidiaries nor owns voting securities of any corporation, partnership or other entity. Alier has all requisite corporate power and authority to own its properties and carry on its business as now conducted. Alier has delivered a true and complete copy of its Articles of Incorporation and Bylaws (or similar governing instruments), each as amended to date, to Active or its counsel.

          3.2  Power, Authorization and Validity.  Alier and the Alier
               ---------------------------------
Shareholders have all requisite legal and corporate power and authority to enter into and perform their respective obligations under this Agreement and the Ancillary Agreements, and, subject to the approval of Alier Shareholders, to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved and authorized by all necessary action (corporate or other) on the part of Alier.

This Agreement and the Ancillary Agreements have been duly or will be executed and delivered by Alier and, subject to such approval by the Alier Shareholders, constitute valid and binding obligations of Alier, enforceable in accordance with their respective terms subject to the effect, if any, of applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity"), is required by or with respect to Alier in connection with the execution and delivery of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby except for (i) the filing of the Merger Agreement with the Secretary of State of the States of Delaware and California, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 3.2.

          3.3  Capitalization.
               --------------

               (a) The authorized capital stock of Alier consists of 25,000,000 shares of Common Stock, no par value, of which 15,015,000 are issued and outstanding, and no shares of Preferred Stock. All issued and outstanding shares of Common Stock of Alier have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Alier or any agreement to which Alier is a party or by which Alier is bound. All outstanding shares of Common Stock of Alier have been issued in compliance with all federal, state and foreign securities laws.

               (b) As of the date of this Agreement, an aggregate of 6,283,500 shares of Alier Common Stock were reserved for issuance upon the exercise of the Alier Options under the Alier Stock Plan (2,283,500 shares under the 1996 Stock Option Plan and 4,000,000 shares under the 1997 Stock Option Plan). Immediately prior to the date hereof, there are (a) 2,283,500 shares subject to options outstanding under the 1996 Stock Option Plan and no shares available for future grant under such plan, and (b) 135,000 shares issued upon exercise of options granted under the 1997 Stock Option Plan, 3,446,500 shares subject to outstanding options under such plan and 418,500 shares available for future grant under such plan. Alier has provided Active with a list of all outstanding Alier Options and the vesting schedules and exercise prices for such options. All outstanding options and shares of Common Stock issued under the Alier Stock Plan have been duly authorized and have been validly issued in compliance with all federal, state and foreign securities laws.

               (c) Except for the shares and Alier Options listed above, there are no options, warrants, calls, conversion rights, convertible debentures, commitments or agreements of any kind that obligate Alier to issue, deliver or sell, or cause to be issued delivered or sold, additional shares of capital stock of Alier or that obligate Alier to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement.

          3.4  Title to Alier Common Stock.  Each Alier Shareholder has good,
               ---------------------------
valid and marketable title to the Alier Common Stock to be sold by such Alier Shareholder hereunder, free and clear of all claims, liens, charges, encumbrances, equities, claims and security interests. Each Alier Shareholder has full right, power and authority to sell, transfer and deliver the stock to be sold by such Alier Shareholder hereunder to Active, and, upon delivery of the certificate or certificates therefor duly endorsed for transfer to Active and Active's payment for and acceptance thereof, will transfer to Active good, valid and marketable title thereto free and clear of any claim, lien, charge, encumbrance, equity, claim or security interest.

          3.5  No Violation.  The execution, delivery and performance of this
               ------------
Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in a violation of the Articles of Incorporation or Bylaws (or similar instruments) of Alier, or conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or constitute a default or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets or properties of Alier or any Alier Shareholder under, (i) any instrument, indenture, lease, mortgage or other agreement or contract to which Alier is a party or by which Alier or any of its assets or properties may be subject or (ii) any federal, state, local or foreign judgment, writ, decree, order, ordinance, statute, rule or regulation applicable to Alier or its assets or properties. The consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not require the consent of any third person with respect to the rights, licenses, franchises, leases or agreements of Alier, and will not have a Material Adverse Effect upon any such rights, licenses, franchises, leases or agreements.

          3.6  Litigation. There are no suits, actions or legal, administrative,
               ----------
arbitration or other proceedings or governmental investigations or any other claims, pending or threatened in writing against Alier or any Alier Shareholder, any of their assets or properties or any of Alier's officers or directors. No reasonable basis for a suit, action, proceeding, investigation or claim exists, and there are no orders, judgments, injunctions or decrees of any Governmental Entity with respect to which Alier or any Alier Shareholder has been named or is a party which apply, in whole or in part, to the business of Alier or any Alier Shareholder, any of their respective properties or any of Alier's officers or directors, which could reasonably be expected to have a Material Adverse Effect. There have been no and are currently no suits, actions or proceedings initiated by Alier or any Alier Shareholder.

          3.7  Financial Statements; Indebtedness. Attached as Schedule 3.7 of
               ----------------------------------
the Disclosure Schedules are true and complete copies of Alier's unaudited financial statements for the period from inception (January 26, 1995) to December 31, 1999 (the "Financial Statements"; and December 31, 1999 is hereinafter referred to as the "Date of the Financial Statements"). The Financial Statements fairly present the financial condition of Alier at the respective dates therein indicated and the results of operations for the respective periods therein specified. Alier has no debt, liability or obligation of any nature, whether absolute, contingent or otherwise, and whether due or to become due, that is not disclosed in the Financial Statements, except for those that may have been incurred after the Date of the Financial Statements in the ordinary course of its business, and consistent with past practice.

          3.8  Taxes.
               -----

               (a)  Definitions.  For purposes of this Agreement, the following
                    -----------
definitions shall apply:

                    (i) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or (C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

                    (ii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

                    (iii) The term "Code" shall have the meaning set out in Recital C hereof.

               (b)  Returns; Taxes Paid. Alier has filed all Returns required to
                    -------------------
be filed. Alier has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Alier with respect to Taxes, other than liens for Taxes not yet due and payable. Alier has not been at any time a member of any partnership or joint venture for a period for which the statue of limitations for any Tax potentially applicable as a result of such membership has not expired.

               (c)  Tax Reserves. The amount of Alier's liability for unpaid
                    ------------
Taxes (whether actual or contingent) for all periods through the date hereof and the Closing Date does not and will not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) solely with respect to Alier reflected on the Financial Statements. No material liability for Taxes has been incurred since the date hereof (or will be incurred prior to Closing) other than in the ordinary course of business.

               (d)  Tax Filings. Alier has never been a member of an affiliated
                    -----------
group of corporations filing consolidated returns or a unitary group of corporations filing combined returns. Alier is not (nor has it ever been) a party to any tax sharing agreement. Alier does not do business in or derive income from any state other than states for which Returns have been duly filed and furnished to Active.

               (e)  Tax Deficiencies; Audits; Statutes of Limitations. Alier has
                    -------------------------------------------------
never been audited by a government or taxing authority, nor is any such audit in process, or pending or threatened in a writing delivered to Alier, its agents, the Alier Shareholders, employees or contractors. No deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of Alier, and neither Alier nor any Alier Shareholder has received notice (either in writing or verbally, formally or informally) nor expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid. Alier is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against Alier or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Alier. Alier has disclosed on its state income and franchise tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state tax laws.

               (f)  Tax Elections and Special Tax Status. Alier is not, nor has
                    ------------------------------------
it been, a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and Active is not required to withhold tax on the purchase of the Alier Common Stock by reason of Section 1445 of the Code. Alier is not a "consenting corporation" under Section 341(f) of the Code. Alier has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Alier pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Alier has not agreed to, nor is it required to make any adjustment under Code Section 481(a) by reason of, a change in accounting method, and Alier does not otherwise have any material income reportable for a period ending after the Closing Date attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Closing Date. Alier is not, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder. Alier is in compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

               (g) Alier has provided to Active accurate and complete information regarding Alier's net operating losses for federal and each state tax purposes as of the completion of its most recent taxable year. Alier's net operating losses or other tax attributes are not currently subject to limitation under Code Sections 382, 383 or 384.

          3.9  No Breach or Default.  Alier has not breached, or received any
               --------------------
claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment. Each such agreement, contract or commitment is in full force and effect and is a legal, binding and enforceable obligation for or against Alier and, except as otherwise disclosed and except for defaults fully remedied or resolved, is not subject to any material default thereunder of which Alier has knowledge by any party obligated to Alier pursuant thereto. To the Alier Shareholders' knowledge, the parties to such agreements, contracts or commitments will fulfill their respective obligations under such agreements, contracts or commitments and are not threatened with insolvency.

          3.10 Absence of Certain Changes.  Since the Date of the Financial
               --------------------------
Statements, there has not been any, with respect to Alier:

               (a) amendment or change in the Articles of Incorporation or Bylaws of Alier;

               (b) capital expenditure by Alier exceeding $10,000, individually or in the aggregate;

               (c) destruction, damage to, or loss of any assets of Alier (whether or not covered by insurance), either individually or in the aggregate exceeding $10,000;

               (d) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Alier;

               (e) write-up or write-down by Alier of any of its assets that exceeds $10,000 individually or in the aggregate or that would have a Material Adverse Effect;

               (f) declaration, setting aside or payment of a dividend or other distribution with respect to the shares of capital stock of Alier, or any direct or indirect redemption, purchase or other acquisition by Alier of any of its shares of capital stock, or any such other change in the equity structure of Alier;

               (g) increase in the salary or other compensation payable or to become payable by Alier to any of its officers, directors, employees or contractors or the declaration, payment or commitment or any obligation of any kind for the payment by Alier of a material bonus or other additional salary or compensation to any such person other than those payable in accordance with existing compensation arrangements or agreements;

               (h) waiver or release of any right or claim of Alier, including any write-off or other compromise of any account receivable of Alier, in excess of $10,000, individually or in the aggregate;

               (i)  any Material Adverse Effect;

               (j) any transaction, contract or commitment which provides for a period of performance by Alier which extends beyond twelve months from the date hereof or involves payment or receipt after the date hereof of amounts in excess of $10,000 outside the ordinary course of business, except this Agreement and the transactions contemplated hereby; or

               (k) negotiation or agreement by Alier or any Alier Shareholder to do any of the things described in the preceding clauses (a) through (j), other than negotiations with Active regarding the transactions contemplated by this Agreement.

          3.11 Agreements and Commitments. Alier is not a party to any oral or
               --------------------------
written agreement, obligation or commitment of a type which is described below, except as disclosed on Schedule 3.11:

               (a) any contract, commitment, letter contract, quotation, purchase order, bid or proposal providing for payments by or to Alier in an amount in excess of $10,000 per year;

               (b) any license agreement as licensor or licensee (other than forms of standard non-exclusive software licenses granted to end-user customers in the ordinary course of business and consistent with past practice);

               (c) any agreement by Alier to encumber, transfer, grant rights to use or sell rights in or with respect to any Intellectual Property (as defined in Section 3.12 hereof) (except for non-exclusive software licenses granted to end-user customers in the ordinary course of business, consistent with past practice, the form of which has been provided to Active or its counsel);

               (d) any agreement for the sale or lease of real or personal property involving more than $10,000 per year;

               (e) any dealer, distributor, sales representative, original equipment manufacturer, value added remarketer or other agreement for the reasonably anticipated distribution of more than $10,000 of Alier's products during the term of such agreement;

               (f) any joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons;

               (g) any contract for goods or services involving more than $10,000 per year;

               (h) any agreement or other document relating to noncompetition covenants by Alier, the Alier Shareholders, or Alier's employees or contractors;

               (i) any instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise, except for trade indebtedness and advances to employees and contractors incurred in the ordinary course of business, consistent with past practice;

               (j)  any collective bargaining agreement;

               (k) any agreements that contain any unpaid severance liabilities or obligations;

               (l) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

               (m) any employment or consulting agreement, contract or commitment with an employee, contractor or individual consultant or salesperson or consulting or sales or distribution agreement, contract or commitment with a firm or other organization not terminable by Alier on thirty (30) days' notice without liability;

               (n) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (o)  any fidelity or surety bond or completion bond;

               (p) any agreement of indemnification or guaranty, including, without limitation, agreements with officers, directors, consultants, advisors and suppliers;

               (q) any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

               (r) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit; or

               (s) any other agreement, contract or commitment that involves amounts in excess of $10,000 or is not cancelable without penalty within 30 days.

          3.12 Intellectual Property.
               ---------------------

               (a) Alier owns, or is licensed or otherwise possesses legally enforceable rights to use all copyrights and any applications therefor, technology, know-how and tangible and intangible proprietary information or material, and to the best of Alier's knowledge owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, that are used or currently proposed to be used in the business of Alier as currently conducted or as currently proposed to be conducted that are material to such business or where the failure to have such right would result or would reasonably be expected to result in a Material Adverse Effect (the "Intellectual Property"). Schedule 3.12(a) of the Disclosure Schedules sets forth a true and complete list of all patents and patent applications, registered and unregistered trademarks and service marks, registered copyrights, trade names and service marks and any applications therefor, included in the Intellectual Property, and specifies the jurisdictions in which each such Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.

               (b) Alier is not in violation of, and the execution and delivery of this Agreement and the performance by the Alier Shareholders of their obligations hereunder will not impair Alier's rights (or alter the rights or obligations of any third person that is a party to any agreement, license or sublicense with Alier) under or violate, any license, sublicense or other agreement. No claims with respect to the Intellectual Property, any trade secret of Alier or any patents, trademarks, tradenames, service marks, copyrights or any applications therefor, technology, know-how, trade secrets or tangible or intangible proprietary information or material of any third party ("Third Party Intellectual Property Rights") (to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through Alier), have been asserted or are threatened by any person or entity against Alier or the Alier Shareholders, nor does Alier or any Alier Shareholder know of any valid grounds for any claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed by Alier infringes on any patent, trademark, trade name, service mark, copyright or trade secret; (ii) against the use by Alier of any patents, trademarks, trade names, service marks, copyrights, technology or trade secret used in Alier's business as currently conducted or as currently proposed to be conducted; (iii) challenging the ownership, validity, enforceability or effectiveness of any Intellectual Property or any trade secret of Alier or (iv) challenging Alier's license or legally enforceable right to use any Third Party Intellectual Property Rights.

               (c) Neither Alier nor any Alier Shareholder has any knowledge, after due inquiry, of any material unauthorized use, infringement or misappropriation of any Intellectual Property by any third party, including any employee, contractor, former employee or former contractor of Alier. Schedule 3.12(c) of the Disclosure Schedules sets forth a true and complete list of all employees, contractors, former employees and former contractors who have been involved in the development of all patents, registered and unregistered trademarks and service marks, registered copyrights, trade names and service marks and any applications therefor, included in the Intellectual Property.

               (d) Neither Alier nor any Alier Shareholder, after due inquiry, has any knowledge that any Intellectual Property, trade secret of Alier or Third Party Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by Alier. Alier has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, any trade secret of Alier or any Third Party Intellectual Property Right other than pursuant to licenses to customers in the ordinary course of business.

          3.13 Transactions with Affiliates. No current director or officer of
               ----------------------------
Alier or a member of his or her immediate family has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products which Alier furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity which purchases from or sells or furnishes to Alier, any goods or services, or (iii) a beneficial interest in any contract or agreement listed or identified or required to be listed or identified in the Disclosure Schedules (under any section or subsection thereof); provided, that ownership of no more than 5% of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 3.13.

          3.14 Compliance with Laws; Governmental Authorizations.  Alier has
               -------------------------------------------------
complied, and will be on the Closing Date in full compliance, in all material respects with all applicable, laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, known to be applicable to Alier (after due inquiry or consultation with Alier's legal counsel) or to the assets, properties and business of Alier. Alier has made all material filings with third parties, including government agencies and authorities, that are necessary in connection with its present business. The Disclosure Schedules sets forth a true and complete list of each material federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization issued to Alier (i) pursuant to which Alier currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively referred to as "Alier Authorizations"). The Alier Authorizations are in full force and effect and constitute all authorizations required to permit Alier to operate or conduct its business or hold any interest in its properties.

          3.15 Employees and Contractors.
               -------------------------

               (a) Set forth on Schedule 3.15(a) of the Disclosure Schedules is a true and complete list of all current employees and contractors of Alier, including current date of hire, position, accrued vacation, wage or salary and bonus status. In addition, Alier has provided to Active or its legal counsel true and complete copies of all written, and to Alier's knowledge a description of the terms of all oral, employment contracts, development contracts and consulting contracts of Alier. All such contracts are valid and are in full force and effect in all material respects, and neither Alier, nor to the knowledge of Alier or the Alier Shareholders, any other party, is in breach or default of any such contract. Alier has no written or oral agreement or commitment to pay any person anything of value upon or in connection with the termination of such person's employment or engagement by Alier.

               (b) All past and present directors, officers, employees, contractors and consultants of Alier who have had and who have access to the Intellectual Property or other proprietary information of Alier, have executed and delivered to Alier agreements regarding the confidentiality and non-disclosure of such Intellectual Property and proprietary information and the assignment of all intellectual property rights to Alier. Alier has provided to Active or its legal counsel true and complete copies of the form of all such agreements. With respect to Alier, and to Alier's and each Alier Shareholders' knowledge with respect to the other party, all such agreements are valid and remain in full force and effect, and neither Alier, nor to Alier's or the Alier Shareholders' knowledge, any other party is in breach or default of any such agreement.

               (c) Neither Alier nor the Alier Shareholders has any knowledge of any employee or contractor of Alier who intends to leave Alier's employ and, to the Alier Shareholders' knowledge, all such employees and contractors are capable of freely contracting with Active for full time employment upon consummation of the transactions contemplated by this Agreement.

               (d) To Alier's and the Alier Shareholders' knowledge, no employee or contractor of Alier is in material violation of any contract or agreement, or any restrictive covenant, relating to the right of any such employee or contractor to be employed by Alier or with respect to security clearance, trade secrets or proprietary information of others, and the employment of any employee or contractor of Alier does not subject Alier to any liability to any third party.

               (e) Set forth on Schedule 3.15(e) of the Disclosure Schedules is a true and complete list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Alier or with respect to any such plans which are subject to Code Section 401(a) any trade or business (whether or not incorporated) which is a member or which is under common control with Alier (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or any Subsidiary of Alier (together, the "Employee Plans").

               (f) None of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, including but not limited to COBRA.

               (g) All Employee Plans are in compliance in all material respects with the requirements prescribed by any and all applicable statutes (including ERISA and the Code), orders or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for establishment of a plan and trust, reporting and disclosure, claims procedures, fulfillment of fiduciary duties and notification to participants or beneficiaries or the Department of Labor, Internal Revenue Service (the "IRS") or Secretary of the Treasury), and Alier has performed all obligations required to be performed by it under, is not in default under or violation of, and the Alier Shareholders have no knowledge of any default or violation by any other party to, any of the Employee Plans, except as would not have a Material Adverse Effect. There is no suit, administrative proceeding, action or other litigation pending or, to the knowledge of Alier, threatened against Alier with respect to any such Employee Plan (other than routine claims for benefits).

               (h) Each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code either has received a favorable determination letter with respect to each such Employee Plan from the IRS, has pending before the IRS an application for such determination letter for each such Employee Plan or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a determination letter and to make any amendments necessary to obtain a favorable determination.

               (i) No Employee Plan is or has been subject to, and Alier has not incurred or does not expect to incur any liability under, Title IV of ERISA or Section 412 of the Code.

               (j) Subject to the limitations of applicable law, each Employee Plan may be terminated or consolidated, at Active's option, after the Closing.

               (k) Each Employee Plan has been maintained in substantial compliance with its terms, and all contributions, premiums or other payments due from Alier to (or under) any such Employee Plan have been fully paid or adequately provided for on the Financial Statements. All accruals thereon (including, where appropriate) proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis. There has been no amendment, written interpretation or announcement (whether or not written) by Alier with respect to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such plans or arrangements, individually or in the aggregate, above the level of expense incurred with respect thereto for the most recent fiscal year included in the Financial Statements.

               (l) Alier has furnished to Active or its counsel complete, accurate and current copies of all Employee Plans and all amendments, documents, correspondence and filings relating thereto, including but not limited to any statements, filings, reports or returns filed with any governmental agency with respect to the Employee Plans at any time within the two year period ending on the date hereof.

          3.16 No Brokers.  Neither Alier nor either of the Alier Shareholders
               ----------
is obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with the transactions contemplated by this Agreement.

          3.17 Full Disclosure.  None of the representations or warranties made
               ---------------
by Alier or the Alier Shareholders (as modified by the information set forth in the Disclosure Schedules), nor any statement made in any Schedule or certificate furnished by Alier to Active pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements of facts contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

          3.18 No Reliance on Representations Regarding Forecasts.  In the
               --------------------------------------------------
negotiation and consideration of the transaction contemplated by this Agreement, neither Alier nor the Alier Shareholders have relied upon any information or documents concerning Active and its business condition except (i) information and documents that are publicly available, and (ii) representations and warranties made by Active in this Agreement.

          3.19 Books and Records.  Set forth on Schedule 3.19 of the Disclosure
               -----------------
Schedules is a true and complete list and description of all banks or other financial institutions (including brokerage firms and money market mutual funds) in which Alier keeps accounts, deposits, or cash balances or safety deposit boxes, including addresses, account and identification numbers, and the names of all persons who have the authority to draw on such deposits, accounts or balances or who have access to such boxes.

          3.20 Insurance.  Set forth in Schedule 3.20 of the Disclosure
               ---------
Schedules is a true and complete list of all insurance policies covering the assets, business, equipment, properties, operations, employees, contractors, officers and directors of Alier and all claims, including claims existing but not yet made, under any such insurance policy since the date of Alier's inception. There is no claim by Alier pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums payable under all such policies and bonds have been paid and Alier is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Neither Alier nor any of the Alier Shareholders has any knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

          3.21  Customers.  To Alier's and the Alier Shareholders' knowledge,
                ---------
no material customer of Alier has indicated that such customer intends or has under consideration a proposal to cease doing business with or to materially alter the amount of business done with Alier in the normal course of business or as a result of the transaction contemplated herein.

          3.22  Accounts Receivable.  Set forth in Schedule 3.22 of the
                -------------------
Disclosure Schedules is a complete list of the accounts and notes receivable of Alier as of the Date of the Financial Statements, aged by customer or debtor, as the case may be. All receivables of Alier arose in the ordinary course of business at the aggregate amounts thereof, and are carried at values determined in accordance with GAAP consistently applied. To the Alier Shareholders' knowledge, none of the receivables of Alier is subject to any claim of offset, recoupment, set-off or counterclaim and there are no facts or circumstances (whether asserted or unasserted) that would give rise to any such claim. No receivables are contingent upon the performance by Alier of any obligation or contract. No person has any lien, charge, pledge, security interest or other encumbrance on any of such receivables and no agreement for deduction or discount has been made with respect to any of such receivables.

          3.23  Title to Properties.
                -------------------

                (a) Schedule 3.23 of the Disclosure Schedules sets forth a true and complete list of all real property owned or leased by Alier, and, in the case of leased real property, the name of the lessor, the aggregate monthly rental or other fee payable under any such lease and any cancellation provisions set forth in such lease. All such leases are in full force and effect and Alier has not breached, or received any claim or threat that it has breached, any of the terms or conditions of any such lease.

                (b) Alier has good and marketable title to or in the case of leased properties and assets, valid leasehold interests in, all of its assets free and clear of all liens, charges or encumbrances. All leases of real or personal property to which Alier is a party are fully effective and afford Alier peaceful and undisturbed possession of the subject matter of the lease.

          3.24  Condition of Personal Property.  Schedule 3.24 of the Disclosure
                ------------------------------
Schedules sets forth a true and complete list of all of Alier's tangible personal property, equipment and fixtures used in its business. All such property, equipment and fixtures are in good condition, reasonable wear and tear excluded, or in reasonably repairable condition, are valued at their historical cost less applicable depreciation.

          3.25 Environmental Matters.
               ---------------------

               (a) No underground storage tanks and no amount of any substance that has been designated by any state or federal Governmental Entity or by applicable state law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to such laws, but excluding office and janitorial supplies properly and safely maintained (a "Hazardous Material"), is present, as a result of the actions of Alier, or, to Alier's and the Alier Shareholders' knowledge, as of result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Alier has at any time owned, operated, occupied or leased.

               (b) At no time prior to Closing Date has Alier transported, stored, used, manufactured, disposed of, released or exposed its employees, contractors or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Alier disposed of, transported, sold or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any state or federal Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Materials Activities.

               (c) Alier currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of Alier's Hazardous Material Activities and other business activities of Alier that are material to such activities or where the failure to have such Environmental Permits would result or reasonably be expected to result in a Material Adverse Effect.

               (d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of Alier or any Alier Shareholder, threatened, concerning or relating to Alier, any Environmental Permit or any Hazardous Materials Activity of Alier. Neither Alier nor any Alier Shareholder is aware of any fact or circumstance that could involve Alier in any environmental litigation or impose upon Alier any environmental liability that would have a Material Adverse Effect.

          3.26 Minute Books. The minute books of Alier made available to counsel
               ------------
for Active contain true and complete minutes of all meetings of directors (and any committee thereof) and shareholders or actions by written consent since the time of incorporation of Alier.

          3.27 Complete Copies of All Materials.  Alier and the Alier
               --------------------------------
Shareholders have delivered or made available true and complete copies of each document (or summaries of same that are true and complete in all material respects) which has been requested by Active or its counsel.

     4.   Investment Representations of the Alier Shareholders.
          ----------------------------------------------------

          4.1  Restricted Securities; Legend.  Each of the Alier Shareholders
               -----------------------------
hereby acknowledges that the Active Common Stock is "restricted securities" within the meaning of Rule 144 promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and is subject to certain restrictions on transfer under the federal securities laws of the United States of America. Each of the Alier Shareholders understands and acknowledges that the stock certificates representing the Active Common Stock, and any securities issued in respect thereof or exchange therefor, may bear the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

          4.2  Resale Restrictions.  Each Alier Shareholder hereby agrees to
               -------------------
observe and comply with the Securities Act and the General Rules and Regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, pledge, transfer or other disposition of the Active Common Stock or any part thereof.

          4.3  Share Purchase.  Each Alier Shareholder hereby severally
               --------------
represents and warrants to Active that:

               (a) This Agreement is made with such Alier Shareholder in reliance upon such Alier Shareholder's representation to Active, which by such Alier Shareholder's execution of this Agreement such Alier Shareholder hereby confirms, that the Active Common Stock to be acquired by such Alier Shareholder will be acquired for investment for such Alier Shareholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Alier Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Alier Shareholder further represents that such Alier Shareholder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Active Common Stock. Such Alier Shareholder understands that the issuance of the Active Common Stock under this Agreement has not been, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of such Alier Shareholder's investment intent and the accuracy of such Alier Shareholder's representations as expressed herein.

               (b) Such Alier Shareholder believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Active Common Stock. Such Alier Shareholder further represents that it has had an opportunity to ask questions and receive answers from Active regarding the terms and conditions of the offering of the Active Common Stock. Such Alier Shareholder is aware of Active's business affairs and financial condition and has acquired sufficient information about Active to reach as informed and knowledgeable decision to acquire the Active Common Stock.

               (c) Such Alier Shareholder, by reason of his or her business or financial experience or the business or financial experience of his or her professional advisors who are unaffiliated with Active, directly or indirectly, has the capacity to protect his or her own interests in connection with the purchase of the Active Common Stock hereunder.

               (d) Such Alier Shareholder hereby represents that he or she has satisfied himself or herself as to the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, sale or transfer of the Active Common Stock, and such Alier Shareholder hereby agrees and acknowledges that Active is not in any way responsible for any tax consequences to such Alier Shareholder arising out of or related to the transactions contemplated by this Agreement.

     5.   Representations and Warranties of Active and Sub.  Active and Sub
          ------------------------------------------------
hereby represent and warrant to the Alier Shareholders as follows:

          5.1  Existence; Good Standing. Active is a corporation duly
               ------------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Each of Active and Sub is duly qualified to do business as a foreign corporation and is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by Active or Sub therein or in which the transaction of its business makes such qualification necessary, except for jurisdictions in which the failure to be so qualified or to be in good standing would not have a Material Adverse Effect (as such term is defined at the beginning of this Section 3, except that it shall refer to Active, Sub and Active's other Subsidiaries) on Active. Each of Active and Sub has all requisite corporate power and authority to own its properties and carry on its business as now conducted.

          5.2  Power, Authorization and Validityof Active and Sub.  Each of
               --------------------------------------------------
Active and Sub has all requisite legal and corporate power and authority to enter into and perform its respective obligations under this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved and authorized by all necessary action (corporate or other) on the part of Active and Sub.

This Agreement and the Ancillary Agreements have been duly or will be executed and delivered by Active and Sub and constitute valid and binding obligations of Active and Sub, enforceable in accordance with their respective terms subject to the effect, if any, of applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Active or Sub in connection with the execution and delivery of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby except for (i) the filing of the Merger Agreement with the Secretary of State of the States of Delaware and California, and (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws.

          5.3  SEC Documents; Active Financial Statements.  Active has
               ------------------------------------------
furnished or made available to Alier complete copies of all reports or registration statements filed by it with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act") for all periods subsequent to January 1, 1999, all in the form so filed (all of the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed documents with the SEC. Active currently complies, and it shall use its diligent efforts to continue to comply with, the requirements for use of a Form S-3 Registration Statement. The financial statements of Active, including the notes thereto, included in the SEC Documents (the "Active Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of Active at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments and the inclusion of footnotes). There has been no change in Active accounting policies except as described in the notes to the Active Financial Statements.

          5.4  Full Disclosure.  No representation or warranty by Active or
               ---------------
Sub in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained therein in light of the circumstances under which such statements were made, not misleading.

          5.5  Investment.  Active is acquiring the Alier Common Stock for its
               ----------
own account for investment, and not with a view to, or for resale in connection with, the distribution thereof in violation of federal or state securities laws and with no present intention of distributing or reselling any part thereof.

          5.6  No Brokers.  Neither Active nor Sub is obligated for the payment
               ----------
of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiating or execution of this Agreement or in connection with the transactions contemplated by this Agreement.

          5.7  Valid Issuance.  The Active Common Stock will, when issued in
               --------------
accordance with the provisions of this Agreement, be validly issued fully paid, nonassessable and issued in compliance with all applicable federal and California securities laws binding on Active.

          5.8  Litigation.  There is no action, suit, proceeding, claim,
               ----------
arbitration or, to Active's knowledge, investigation, pending, or as to which Active has received any notice of assertion against Active which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or any Ancillary Agreement.

          5.9  No Material Adverse Change.  Since the date of the balance sheet
               --------------------------
included in Active's most recently filed report on Form 10-Q, there has not occurred: (a) any transaction which would result in a Material Adverse Effect with respect to Active; (b) any amendment or change in the Articles of Incorporation or Bylaws of Active; or (c) any damage to, destruction or loss of any assets of Active, whether or not covered by insurance, that would result in a Material Adverse Effect with respect to Active.

          5.10 No Violation.  The execution, delivery and performance of this
               ------------
Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in a violation of the Certificate of Incorporation or Bylaws (or similar instruments) of Active or Sub or any judgment, order or decree of any court or government authority binding upon Active or Sub, or, to Active's and Sub's knowledge, any material conflict with or breach or default under any material agreement to which Active or Sub is a party.

     6.   Covenants of Alier.
          ------------------

          6.1  Interim Operations.
               ------------------

               (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time of the Merger, except as set forth in the Disclosure Schedule, and unless Active has consented in writing thereto, Alier:

                    (i) Shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                    (ii) To the extent consistent with its business, shall use commercially reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its officers, employees and contractors and maintain satisfactory relationships with those persons having business relationships with it;

                    (iii) Shall promptly notify Active of any Material Adverse Effect, any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the material breach of any representation or warranty contained herein;

                    (iv) Shall not (A) issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof; (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock; (C) increase any compensation, make payment of cash bonuses to, or enter into or amend any employment agreement with any of its present or future officers, directors, employees or contractors except for normal increases consistent with past practice; (D) grant any severance or termination package to any employee, contractor or consultant; or (E) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except to the extent required by applicable law or under the terms of this Agreement;

                    (v) Shall not enter into any agreement or transaction, or agree to enter into any agreement or transaction, outside the ordinary course of business, including, without limitation, any transaction involving a merger, consolidation, joint venture, license agreement partial or complete liquidation or dissolution, reorganization, recapitalization, restructuring or a purchase, sale, lease or other disposition of a material portion of assets or capital stock;

                    (vi) With the exception of licenses entered into in the ordinary course of business, shall not transfer to any person or entity any rights to the Intellectual Property Rights;

                    (vii) Except in the ordinary course of business, with prior notice to Active, shall not violate, amend, or otherwise change the terms of any of the contracts set forth in the Disclosure Schedules;

                    (viii) Shall not commence a lawsuit other than for: the routine collection of bills (other than against customers or vendors of Active and its Subsidiaries of which Active or its counsel have received notice); or for injunctive relief on the grounds that Alier has suffered immediate and irreparable harm not compensable in money damages provided Alier has obtained the prior written consent of Active, such consent not to be unreasonably withheld; or for breach of this Agreement;

                    (ix) Shall not take any other action which could reasonably be expected to cause a major customer or supplier or key employee or contractor to terminate its relationship with Alier;

               (b)  Dividends; Changes in Alier Common Stock. Alier shall not
                    ----------------------------------------
and shall not propose (i) to declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect to any of its capital stock, (ii) to split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Alier; or (iii) to repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock.

               (c)  Governing Documents.  Alier shall not amend its Articles of
                    -------------------
Incorporation or Bylaws.

               (d)  Exclusivity; Acquisition Proposals. Until the earlier of the
                    ----------------------------------
Effective Time of the Merger or the date this Agreement shall have been terminated by either party pursuant to Section 10.1 hereof, Alier shall not (nor will it permit any of its officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Active and its designees: (i) solicit, encourage, initiate or participate in any negotiations, inquiries or discussions with respect to, any offer or proposal to acquire all or substantially all of its business and properties or capital stock whether by merger, purchase of assets, tender offer or otherwise, (ii) enter into or execute any agreement or plan of reorganization, merger agreement, or other agreement relating to the sale of all or substantially all of its business and properties whether by merger, purchase of assets, tender offer or otherwise, or (iii) otherwise materially assist or cooperate with any person to make any proposal to purchase all or any part of the capital stock or assets of Alier or any of its Subsidiaries, other than inventory in the ordinary course of business, provided, however, that nothing contained herein shall prohibit Alier from making any disclosure or otherwise taking any action required by law or required for the Alier Board of Directors to comply with their fiduciary duties. In the event Alier shall receive any bona fide offer, proposal or request, directly or indirectly, of the types referred to in clause (i), (ii) or (iii) above, it shall immediately, and prior to taking any action in response thereto, inform Active as to all material facts concerning any such offer or proposal and, except as otherwise required by law, including fiduciary duties required by law, will thereafter cooperate with Active by continuing to furnish to Active any additional information it may at any time request.

               (e)  No Acquisitions.  Alier shall not acquire or agree to
                    ---------------
acquire, by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, except in the ordinary course of business consistent with prior practice.

               (f)  No Dispositions.  Alier shall not sell, lease, license or
                    ---------------
otherwise dispose of any of their assets, except in the ordinary course of business consistent with prior practice.

               (g)  Indebtedness.  Alier shall not incur any indebtedness for
                    ------------
borrowed money or guarantee any such indebtedness or issue or sell any debt securities of Alier or guarantee any debt securities of others, in each case other than in the ordinary course of business consistent with prior practice.

          6.2  Breach of Representations and Warranties.  Neither Alier nor the
               ----------------------------------------
Alier Shareholders shall take any action that would breach or cause to be inaccurate any of the representations and warranties set forth in Sections 3 and
4. Promptly after becoming aware of the occurrence of or the pending or threatened occurrence of any event that could cause or constitute such a breach or inaccuracy, each of Alier and the Alier Shareholders shall give detailed notice thereof to Active and shall use its diligent efforts to prevent or remedy such breach or inaccuracy promptly.

          6.3  Consents.  After execution of this Agreement, Alier shall
               --------
promptly apply for or otherwise seek, and use its diligent efforts to obtain, all consents and approvals required for the constitution of the Merger including the unanimous written consent of the Alier Shareholders to the Merger contemplated by this Agreement.

          6.4  Best Efforts.  Alier and the Alier Shareholders shall each use
               ------------
their best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement, except to the extent necessary for the Alier Board of Directors to comply with their fiduciary duties.

          6.5  Tax Returns.  Alier shall timely file or cause to be filed all
               -----------
tax returns, reports and information statements required to be filed by it.

     7.   Covenants of Active.    During the period from the date of this
          ---------------------
Agreement and continuing until the Effective Time of the Merger, Active agrees (except to the extent that Alier shall otherwise consent in writing) that:

          7.1  Breach of Representations and Warranties.  Active shall not take
               ----------------------------------------
any action that would breach or cause to be inaccurate any of the representations and warranties set forth in Section 5. Promptly after becoming aware of the occurrence of or the pending or threatened occurrence of any event that would cause or constitute such a breach or inaccuracy, Active shall give detailed notice thereof to Alier and shall use its best efforts to prevent or promptly remedy such breach or inaccuracy.

          7.2  Consents.  After execution of this Agreement, Active shall
               --------
promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required or that Alier may reasonably request for the consummation of the Merger. Notwithstanding the foregoing, in no event shall Active or any of its affiliates have any obligation to divest, or agree to divest, any assets as a condition to obtaining any consent or approval necessary to consummate the Merger.

          7.3  Best Efforts.  Active shall use its best efforts to effectuate
               ------------
the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

     8.   Additional Agreements.  In addition to the foregoing, Active and Alier
          ---------------------
each agree to take the following actions after the execution of this Agreement;

          8.1  Access to Information.  Alier and Active shall each afford the
               ---------------------
other and their respective accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time of the Merger to (a) all of their respective books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel of Alier and Active as the other party may reasonably request, provided that access to information concerning Active shall be limited to inquiry concerning information that has otherwise been publicly disclosed. No information or knowledge obtained in any investigation pursuant to this
Section 8.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          8.2  Legal Conditions to the Merger.  Each of the parties shall take
               ------------------------------
all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on such parties with respect to the Merger and will promptly cooperate with and furnish information to such other parties in connection with any such requirements imposed upon such other parties in connection with the Merger. Each of the parties shall take all reasonable actions to obtain (and to cooperate with such other parties in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by the parties in connection with the Merger or the taking of any action contemplated thereby or by this Agreement or the Merger Agreement.

          8.3  Employee Stock Options.  Active will file a Form S-8 Registration
               ----------------------
Statement covering the shares of Active Common Stock issuable upon the exercise of Alier Options and cause such shares to be registered under the Securities Act no later than February 15, 2000 and will maintain such registration in effect until the exercise or termination of all of the Alier Options.

          8.4  Alier Employee Benefits.  Active shall take such actions as it
               -----------------------
deems appropriate to make available as promptly as is reasonably practicable to Alier employees and contractors such benefits (including vacation, medical, dental, life and disability insurance, and participation in other company-wide plans) as are generally made available to employees of Active, or benefits that taken as a whole are reasonably equivalent thereto, provided that this Section
8.4 shall not obligate Active to maintain or continue any specific benefits in effect for any period of time, it being the intent of the parties solely to provide that the benefits to employees and contractors of Alier be reasonably equivalent to the benefits to Active employees as in effect from time to time. Active shall give each employee of Alier who continues employment with Active full credit for services performed for Alier for purposes of eligibility, vesting, benefit accrual and determination of the level of benefits under Active's employee benefit plans and arrangements.

          8.5  Expenses.  Whether or not the Merger is consummated, all costs
               --------
and expenses incurred in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, together with other business expenses, shall be paid by the party incurring such expense. The costs and expenses, including the reasonable fees and expenses of Alier's legal counsel and accounting firm, incurred by Alier in connection with this

Agreement, the Merger Agreement and the transactions contemplated hereby and thereby shall not exceed $200,000 in the aggregate.

          8.6  Additional Agreements.  In case at any time after the Effective
               ---------------------
Time of the Merger any further action is reasonable and necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either Active or Alier, the proper officers and directors of each corporation which is a party to this Agreement shall take all such reasonable and necessary action.

          8.7  Public Announcements.  Active and Alier shall cooperate with
               --------------------
each other in releasing information concerning this Agreement and the transactions contemplated herein. Where practicable each of the parties shall furnish to the other drafts of all releases prior to publication. Nothing contained herein shall prevent either party at any time from furnishing any information to any governmental agency or prevent Active from issuing any release when it believes it is legally required to do so.

          8.8  Confidentiality.  Each party hereto shall treat, and shall cause
               ---------------
its accountants, counsel and other representatives to treat, as confidential all confidential documents and information concerning the other party and its Subsidiaries furnished by the other party to such party in connection with the transactions contemplated by this Agreement, except to the extent that such information or documents (i) at the time of its disclosure to the receiving party by or on behalf of the disclosing party is already known or available to the receiving party or its Subsidiaries, provided that the receiving party or its Subsidiaries are not subject to similar restrictions of confidentiality as set forth herein with a third party with respect to such information (ii) is or becomes known or available to the public other than as a result of an unauthorized disclosure by the receiving party or its directors, officers, employees, contractors, agents, representatives or advisors (iii) becomes known or available to the receiving party or its Subsidiaries without similar restrictions of confidentiality as set forth herein from a source other than the disclosing party, provided that such source is not known by the receiving party, after reasonable inquiry, to be bound by a confidentiality agreement with, or without obligation of secrecy to, the disclosing party which would prohibit such disclosures to the receiving party by such other party (iv) is independently generated by the receiving party or its Subsidiaries and not derived from confidential information or (v) is required to be disclosed by the receiving party or its Subsidiaries by law, regulation, court order or other legal process, using the same standard of care to protect such confidential documents or information as is used by the receiving party to protect its own confidential data or information. Subject to the foregoing, each party hereto will not release or disclose such information or documents to any person other than its representatives in connection with this Agreement. In the event that any party or any of its representatives is requested or required to disclose any of the confidential information referred to above, such party will provide the other party with prompt notice of any such request or requirement so that the other party may seek a protective order or waive such party's compliance with this
Section 8.8. If, failing the entry of a protective order or the receipt of a waiver hereunder, such party is, in the opinion of its counsel (which may be internal counsel), compelled to disclose such confidential documents or information, such party may, subject to prior notification thereof, disclose that portion of such confidential documents or information which its counsel advises that such party is compelled to disclose. In any event, any party hereto will not oppose action by, and such party will cooperate with, the other party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such confidential information. In the event of the termination of this Agreement, each party, and shall cause its representatives to, deliver to the other party the originals of all documents obtained by such party or on behalf of such party from the other party in connection with this Agreement, whether so obtained before or after the execution hereof, and such party shall, and shall cause its representatives to, destroy all copies thereof; provided, that counsel to each party shall be
                            --------
entitled to keep one copy of each such document for use in the event of litigation or arbitration. The obligations contained in this Section 8.8 shall terminate four years after the date hereof.

          8.9  FIRPTA Compliance.  Alier agrees to deliver to Active, on or
               -----------------
prior to the Effective Time of the Merger, a statement executed on its behalf by its chief executive officer or president in such form as reasonably requested by counsel for Active conforming to the requirements of Treasury Regulation Section 1.897-2(h)(l)(i) and further agrees to provide the notification, if any, to the Internal Revenue Service required pursuant to Treasury Regulation Section 1.897-2(h)(2).

          8.10 NASD and SEC Filings.  Active shall use diligent efforts to
               --------------------
remain in compliance with the reporting obligations of all applicable governmental acts, rules and regulations of any Governmental Entity, including without limitation the Exchange Act and to remain listed on The Nasdaq National Market or other comparable exchange, to the extent necessary to permit Active Common Stock to be traded under Rule 144. In addition, Active shall use diligent efforts to continue to qualify for the use of a Form S-3 registration statement and to file with the Nasdaq National Market a Notification for the Listing of Additional Shares.

          8.11 Tax-Free Reorganization. Active shall treat the Merger as a
               -----------------------
reorganization within the meaning of Section 368(a) of the Code, and shall comply with all reporting requirements related thereto and shall not take any action not otherwise contemplated by this Agreement and the exhibits hereto that would reasonably be expected to cause the Merger to fail to qualify as a reorganization.

     9.   Conditions Precedent.
          --------------------

          9.1  Conditions to Each Party's Obligation to Effect the Merger. The
               ----------------------------------------------------------
respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing of the following conditions:

               (a)  Legal Action.  No temporary restraining order, preliminary
                    ------------
injunction or permanent injunction or other order preventing or prohibiting the consummation of the Merger shall have been issued by any Federal or state court of competent jurisdiction and remain in effect, and no litigation seeking the issuance of such an order or injunction, or seeking the imposition against Alier, the Alier Shareholders, the Surviving Corporation or Active of substantial damages if the Merger is consummated, shall be pending that, in the good faith judgment of Alier's or Active's Board of Directors (acting upon the written opinion of their respective outside counsel) has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

               (b)  Statutes. No legal or regulatory action shall have been
                    --------
taken, and no statute, rule, regulation or order shall have been enacted, promulgated or issued applicable to the Merger by any Governmental Entity that would (i) make the consummation of the Merger illegal, (ii) prohibit Active's or Alier's ownership or operation of any portion of the business or assets of Alier or Active and its Subsidiaries, or compel Active, Sub or Alier to dispose of or hold separate any portion of the business or assets of Alier or Active and its Subsidiaries, as a result of the Merger, or (iii) render Active, Sub or Alier unable to constitute the Merger, except for any waiting period provisions.

          9.2  Conditions of Obligations of Active and Sub.  The obligations
               -------------------------------------------
of Active and Sub to effect the Merger are subject to the satisfaction of the following conditions, unless waived by Active and Sub:

               (a)  Shareholder Approval.  This Agreement and each of the
                    --------------------
Ancillary Agreements shall have been approved and adopted by the unanimous consent of the Alier Shareholders pursuant to Chapter 11 of the California General Corporate Law.

               (b)  Representations and Warranties.  The representations and
                    ------------------------------
warranties of Alier and the Alier Shareholders set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) as of the date of this Agreement, and as of the Closing Date, as though made on and as of such date, except as otherwise contemplated by this Agreement, and Active shall have received a certificate signed by the president of Alier and each Alier Shareholder to such effect on the Closing Date.

               (c)  [intentionally omitted]
                    -----------------------

               (d)  [intentionally omitted]
                    -----------------------

               (e)  Registration Rights Agreement. The Alier Shareholders shall
                    -----------------------------
have executed and delivered the Registration Rights Agreement.

               (f)  Employment Agreements. The Alier Shareholders and Harold Lea
                    ---------------------
shall have executed their respective Employment Agreements. In addition, Active shall have offered employment to each current employee of Alier at a salary no less than such employee's current salary and with benefits equivalent to those generally available to Active's employees of equal position and experience.

               (g)  Performance of Obligations of Alier. Alier shall have
                    -----------------------------------
performed in all material respects all obligations and covenants required to be performed by it under this

Agreement and the Merger Agreement prior to the Closing Date, and Active shall have received a certificate signed by the president of Alier and each Alier Shareholder to such effect.

               (h)  Opinion of Alier's Counsel. Active shall have received an
                    --------------------------
opinion dated the Closing Date of Gray Cary Ware & Friedenrich LLP, counsel to Alier, in substantially the form attached hereto as Exhibit E.
                                                    ---------

               (i)  Material Adverse Change.  There shall not have occurred any
                    -----------------------
material adverse change in the business condition or results of operations of Alier between the date of this Agreement and the Closing Date.

               (k)  Third-Party Approvals. All consents or approvals required
                    ---------------------
from third parties relating to contracts, licenses, leases and other instruments material to the business condition of Alier shall have been obtained.

               (j)  Dissenters Rights. No shares of outstanding Alier Common
                    -----------------
Stock shall be held by persons entitled to elect dissenters' rights as to such shares.

               (k)  Shareholder Questionnaires. All holders of Alier Common
                    --------------------------
Stock shall have returned to Active completed shareholder questionnaires in a form previously provided to Alier. Each such questionnaire shall have been completed in a manner satisfactory to Active to establish the availability of exemptions from registration and/or qualification requirements under federal and state securities laws.

          9.3  Conditions of Obligations of Alier.  The obligation of Alier to
               ----------------------------------
effect the Merger is subject to the satisfaction of the following conditions unless waived by Alier:

               (a)  Representations and Warranties.  The representations and
                    ------------------------------
warranties of Active and Sub set forth in this Agreement and the Merger Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Alier shall have received a certificate signed by the chief executive officer or chief financial officer of Active to such effect on the Closing Date.

               (b)  [intentionally omitted]
                    -----------------------

               (c)  Registration Rights Agreement.  Active shall have executed
                    -----------------------------
and delivered the Registration Rights Agreement.

               (d)  Employment Agreements.  Active shall have executed and
                    ---------------------
delivered the Employment Agreements.

               (e) Performance of Obligations of Active and Sub. Active and Sub shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement prior to the Closing Date, and Alier shall have received a certificate signed by the chief executive officer or chief financial officer of Active to such effect.

               (f)  Opinion of Active's Counsel. Alier shall have received an
                    ---------------------------
opinion dated the Closing Date of Venture Law Group, A Professional Corporation, counsel to Active, in substantially the form attached hereto as Exhibit F.
                                                                ---------

               (g)  Material Adverse Change.  There shall not have occurred any
                    -----------------------
material adverse change in the business condition or results of operations of Active between the date of this Agreement and the Closing Date.

     10.  Termination, Amendment and Waiver.
          ---------------------------------

          10.1 Termination.  This Agreement may be terminated at any time prior
               -----------
to the Effective Time of the Merger, whether before or after approval of matters presented in connection with the Merger by the Alier Shareholders:

               (a) by mutual written consent of the Chief Executive Officers of Active and Alier;

               (b) by either Active or Alier if such party is not in breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the other party set forth in this Agreement and such breach of a representation, warranty, covenant or agreement has not been promptly cured within five business days after written notice thereof (provided that no cure period shall be required for a breach which by its nature cannot be cured);

               (c) by either Active or Alier if (i) the Merger shall not have been consummated before March 31, 2000 (provided that the right to terminate this Agreement under this Section 10.1(c) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time of the Merger to occur on or before such date); (ii) there shall be a final nonappealable order of a Federal or state court of competent jurisdiction in effect preventing or prohibiting the consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal; or

               (d) by Active if any required approval of the Alier Shareholders shall not have been obtained. If action is taken to terminate this Agreement pursuant to this Section 10.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

          10.2 Effect of Termination.  In the event of termination of this
               ---------------------
Agreement by either Alier or Active as provided in Section 10.1, this Agreement and the Merger Agreement shall immediately become void and there shall be no liability or obligation on the part of Active,

Sub, Alier or the Alier Shareholders or their respective officers, directors, shareholders, employees, contractors, agents or other representatives, except as set forth in Sections 8.5, 8.8, 10 and 13 of this Agreement which shall remain in full force and effect and survive any termination of this Agreement, and except to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          10.3 Amendment.  This Agreement may be amended by Active and Alier,
               ---------
by action taken by their respective Board of Directors, at any time before or after approval of matters presented in connection with the Merger by the Alier Shareholders but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Active and Alier.

          10.4 Extension; Waiver.  At any time prior to the Effective Time of
               -----------------
the Merger, Active or Alier, by action taken by its Board of Directors may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     11.  Survival of Representations and Warranties; Indemnification;
          ------------------------------------------------------------
Liability.

          11.1 Survival of Representations and Warranties.  All of the
               ------------------------------------------
representations and warranties made by Alier, the Alier Shareholders, Active and Sub in this Agreement or in any instrument delivered pursuant to this Agreement (as modified by the Disclosure Schedules of Alier) shall survive the Merger and continue until 5:00 p.m., California time, on the date which is twelve months following the Closing Date (except for the representations regarding Taxes, which shall not expire until the expiration of the applicable statute of limitations, and except for the representations contained in Section 3.12 which shall not expire until three years following the Closing Date) (in each of the above cases, the "Expiration Date").

          11.2 Indemnification by and Liability of the Alier Shareholders. The
               ----------------------------------------------------------
Alier Shareholders agree, severally, to indemnify, defend and hold harmless Active, Sub and their respective officers, directors and shareholders (the "Indemnified Parties") against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys, accountants and expert witness' and the costs and expenses of enforcing this indemnification (hereafter individually a "Loss" and collectively "Losses"), including without limitation, Losses resulting from the defense, settlement or compromise of a claim or demand or assessment incurred by such Indemnified Parties as a result of or with respect to a breach or inaccuracy of the representations or warranties of Alier or the Alier Shareholders set forth in this Agreement or in the Disclosure Schedules, exhibits or other documents delivered pursuant hereto by Alier or the Alier Shareholders or any failure by Alier or the Alier Shareholders to perform or comply with any covenant contained herein or in any schedules, exhibits or other documents delivered pursuant hereto.

          11.3 Limitations and Expiration.  Notwithstanding the above,
               --------------------------

               (a)  there shall be no liability for indemnification under this
Section 11 unless and until the aggregate amount of all Losses exceeds $100,000 (at which point the Indemnified Parties shall be entitled to be indemnified up to the total of all Losses, including the initial $100,000),

               (b)  there shall be no liability for indemnification under this
Section 11 for any Losses which, in the aggregate, exceed the value of ten percent (10%) of the aggregate value of the Active Common Stock received by such Alier Shareholders (where the aggregate value shall be equal to the Active Common Stock issued hereunder multiplied by the Active Closing Price) ("Escrow Amount"), except as provided in Section 11.3(c) below; provided, however, that
(i) except for stock dividends (which will be added to the Escrow Amount), any dividends will be delivered to the Alier Shareholders in accordance with the number of shares of Active Common Stock held in escrow on behalf of the such holder, and (ii) the Alier Shareholders will have voting rights with respect to the Escrow Amount while held in escrow and will retain and will be able to exercise all other incidents of ownership of the shares held in escrow which are not inconsistent with the terms and conditions of this Agreement,

               (c) an amount equal to the Escrow Amount shall be withheld from the Merger Consideration paid by Active to such Alier Shareholders and shall be held in escrow for a period of twelve months from the Closing Date (the "Escrow Fund"), and the Escrow Fund shall be Active's sole and exclusive remedy for any Losses,

               (d) all claims for Losses paid to the Indemnified Parties shall be paid only from the Escrow Fund and any moneys remaining in the Escrow Fund at the expiration of the twelve month period following the Closing Date shall be transferred to the Alier Shareholders in proportionate interests therein,

               (e) nothing in this Agreement shall limit, in any manner (whether by time, amount, procedure or otherwise), any remedy at law or in equity to which Active may be entitled as a result of actual fraud by any Alier Shareholder, and

               (f) the indemnification obligations under this Section 11 shall terminate on the later of (i) the Expiration Date, (ii) the final resolution of any and all claims under this Agreement pending as of the Expiration Date and
(iii) with respect to representations, warranties and covenants regarding Taxes, the expiration of the applicable statute of limitations.

          11.4 Indemnification Procedures.  Upon obtaining knowledge of the
               --------------------------
institution of any action, proceeding, or other event which could give rise to a claim of indemnity pursuant to this Section 11, the Indemnified Party shall promptly give written notice to the Alier Shareholders. The notice shall describe the facts or alleged facts and the potential Loss or range of Loss if the Loss can be estimated. Except to the extent set forth below in this Section 11.4, if such claim or demand relates to a claim or demand asserted by a third party, the Alier Shareholders shall have the right at their expense to employ counsel to defend such claim or demand and the Indemnified Party shall have the obligation to assist in the defense of any such claim or demand; provided, however, that,
                                                      --------  -------
notwithstanding the foregoing, Active shall have the right to control the defense and settlement of claims asserted by any tax authority, provided that
                                                                --------
any such settlement shall be subject to the approval of the Alier Shareholders, which approval will not be unreasonably withheld or delayed; and provided
                                                                 --------
further, however, that in the event that the Alier Shareholders have employed
-------  -------
counsel to defend a claim or demand, and despite the absence of a conflict of interest between the Alier Shareholders and the Indemnified Party, the Indemnified Party elects to engage it own counsel to assist in the defense, the Indemnified Party shall pay all costs and expenses of its own counsel. If in fact there exists a conflict of interest relating to any third party action between the Alier Shareholders and the Indemnified Party, then the Alier Shareholders shall be responsible for reasonable costs of counsel to the Indemnified Party. So long as the Alier Shareholders are defending such claim or demand in good faith, the Indemnified Party will not settle such claim or demand without the Alier Shareholders' prior written consent. The Indemnified Party shall make available to the Alier Shareholders all records and other materials reasonably required by it in contesting a claim or demand asserted by a third party against the Indemnified Party and shall cooperate in the defense thereof.

     In the event that an Indemnified Party provides notice to the Alier Shareholders of a claim for a Loss pursuant to this Section 11.4, the Company shall, not fewer than twenty (20) business days but within thirty (30) business days following delivery of such notice, distribute to the Indemnified Party in accordance with Section 11.3(c) that number of shares of Active Common Stock in the Escrow Fund having an aggregate cash value (based on the closing price of the Active Common Stock on the date of such notice) equal to the amount of the claim for the Loss (subject to the limitations of Section 11.3).

     If any Alier Shareholder shall, in good faith, notify the Company in writing of his objection to a claim of indemnification within twenty (20) business days following receipt of notice of a claim pursuant to this Section
11.4 hereof, the Company shall instead hold the Active Common Stock in the Escrow Fund in escrow until the Alier Shareholder and Active have agreed upon the rights of the Indemnified Party and the Alier Shareholders with respect thereto or until such rights are finally determined by binding arbitration in Santa Clara County, California by an arbitrator mutually acceptable to Active and the Alier Shareholder and otherwise pursuant to the procedures established by the American Arbitration Association. If the parties are unable, within twenty (20) business days of such notification of objection, to agree upon an arbitrator, an arbitrator shall be appointed pursuant to the procedures of the American Arbitration Association in Santa Clara County, California. The Company may rely on the order or other determination of any such arbitrator. If any such arbitrator shall determine that any or all of the Active Common Stock held in the Escrow Fund is to be delivered to the Indemnified Party, the Company shall, within twenty (20) business days following receipt of a copy of such determination, deliver to the Indemnified Party that number of shares of Active Common Stock in the Escrow Fund having an aggregate cash value (based on the closing price of the Active Common Stock on the date of such notice) equal to the amount of the claim to be satisfied, as determined by the arbitrator. All costs of such arbitration shall be borne equally by Active and the Alier Shareholders. The portion of such costs borne by the Alier Shareholders shall be allocated among and paid by the Alier Shareholders in proportion to their respective proportionate interests in the Escrow Fund.

     12.  Further Acts.  If, at any time after the Closing, any further action
          ------------
is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession to all assets, properties, rights, privileges, approvals, immunities, powers and franchises of Alier and Sub, the parties hereto, and the officers and directors thereof (as applicable), are fully authorized in the name of their respective corporations or otherwise to take, and they agree to take, all such necessary action.

     13.  Miscellaneous.
          -------------

          13.1  Assignment.  The rights hereunder shall not be assignable and
                ----------
the duties and obligations hereunder shall not be delegable by any party without the prior written consent of the parties. Nothing contained in or implied from this Agreement is intended to confer any rights or remedies upon any person or entity, other than the parties hereto and their successors in interest and permitted assignees, unless expressly stated herein to the contrary.

          13.2  Governing Law.  This Agreement shall be governed by and
                -------------
construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

          13.3  Notices.  All notices, requests, demands and other
                -------
communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, couriered via overnight courier, or, if mailed, when mailed by United States certified or registered mail, prepaid, or sent via facsimile to the parties or their assignees at the following addresses (or at such other address as shall be given in writing by any party to the other):

          Active or Sub:                    Active Software, Inc.
                                            3333 Octavius Dr.
                                            Santa Clara, CA 95054
                                            Attn: Chief Financial Officer
                                            Facsimile No.: (408) 988-6607

          with a copy to:                   Venture Law Group
                                            2800 Sand Hill Road
                                            Menlo Park, CA 94025
                                            Attn: Mark A. Medearis
                                            Facsimile No.: (650) 233-8386

          Alier or the Alier Shareholders:  Alex Osborne, Harold Lea and

                                    Scott Persinger
                                    Alier, Inc.
                                    2550 Ninth Street, Suite 201
                                    Berkeley, CA 94710
                                    Facsimile No.: (510) 549-9475

                  with a copy to:   Gray Cary Ware & Friedenrich
                                    400 Hamilton Ave.
                                    Palo Alto, CA 94301
                                    Attn: Thomas W. Furlong
                                    Facsimile No.: (650) 327-3699

          13.4  Expenses.  Except as set forth in Section 8.5, all expenses
                --------
incurred by either party in connection with the execution and performance of this Agreement shall be the obligation of and shall be paid by such party.

          13.5  Attorney's Fees.  In any litigation or arbitration relating to
                ---------------
this Agreement, including litigation or arbitration with respect to any instrument, document or agreement made under or in connection with this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorney's fees.

          13.6  Dispute Resolution. The parties will negotiate in good faith to
                ------------------
resolve any dispute between them regarding the Agreement. If such negotiations do not resolve the dispute to the satisfaction of both parties, then an officer of Active and Alex Osborne shall meet in person and alone (except for one other assistant allowed for each party) and shall attempt in good faith to resolve the dispute within twenty (20) days of a request for such meeting. This meeting shall be a required prerequisite before either party may seek judicial or governmental resolution of the dispute. In the event no agreement can be reached on such dispute within thirty (30) days after the meeting of the senior executives between the two parties, either party may institute legal action.

          13.7  Successors and Assigns.  All covenants, representations,
                ----------------------
warranties and agreements of the parties contained herein shall be binding upon and inure to the benefit of the parties, their respective heirs, personal representatives, and permitted successors and assigns.

          13.8  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          13.9  Captions and Headings.  Captions and headings used herein are
                ---------------------
for convenience only and are not a part of this Agreement and shall not be used in construing it.

          13.10 Entire Agreement.  This Agreement, together with the exhibits
                ----------------
and schedules to this Agreement and the other documents contemplated hereby, constitute the final written expression of the agreement among the parties, and is a complete and exclusive statement of those terms, subject to any amendments prepared and executed in accordance with Section

13.11 hereof. It supersedes all prior understandings and negotiations concerning the matters specified herein and therein. Any representations, promises, warranties or statements made by any party that differ in any way from the terms of this written Agreement and the exhibits and schedules to this Agreement and other documents contemplated hereby, shall be given no force or effect. The parties specifically represent, each to the others, that there are no additional or supplemental agreements between them related in any way to the matters contained in this Agreement unless specifically included or referred to in this Agreement.

          13.11 Amendments.  This Agreement, including the schedules and
                ----------
exhibits referred to herein, may be amended only by a written instrument executed by Active, Alier, Sub and the Alier Shareholders or their respective successors or assignees.

          13.12 Waivers.  Any party hereto may by written notice to the other
                -------
parties, (i) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement; or (iv) waive performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     13.13 Severability. If one or more provisions of this Agreement are held to
           ------------
be illegal, void or unenforceable by a court of competent jurisdiction under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.


                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                        ACTIVE SOFTWARE, INC.


                                        By: /s/ R. James Green
                                            ------------------
                                            Name:  R. James Green
                                            Title: Chief Executive Officer


                                        ALIER, INC.


                                        By: /s/ Alex Osborne
                                            ----------------
                                            Name:  Alex Osborne
                                            Title: President

                                        IGATOR ACQUISITIONS CORP.

                                        By: /s/ Jon A. Bode
                                            ---------------
                                            Name:  Jon A. Bode
                                            Title: President


                                        ALIER SHAREHOLDERS


                                        /s/ Alex Osborne
                                        ----------------
                                        Alex Osborne


                                        /s/ Scott Persinger
                                        -------------------
                                        Scott Persinger